Exhibit 10.41

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 9, 2009, by and between COMERICA BANK (“Bank”) and ALLOZYNE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 30, 2008, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms hereby are added to Section 1.1 of the Agreement as follows:

“Equity Event” means the receipt by Borrower after the date of the First Amendment of net proceeds of not less than Twelve Million Dollars ($12,000,000) in the aggregate from the sale(s) or issuance(s) of Borrower’s equity securities, in one or more closings, on terms and conditions and from investors reasonably acceptable to Bank, and/or from the incurrence of Subordinated Debt.

“First Amendment” means that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 9, 2009.

2. A new Section 4.4 hereby is added to the Agreement to read as follows:

“4.4 Pledge of Account.

(a) Subject to Section (b) and (c), below, Borrower hereby pledges to Bank and grants to Bank a security interest in Borrower’s money market account #1892-86475-0 held at Bank (which shall at all times maintain a minimum aggregate balance equal to Four Million Dollars ($4,000,000)), together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Borrower’s obligations with respect to, or arising out of, the Term Loan. Borrower authorizes Bank to file such financing statements, and take such other actions as Bank determines from time to time may be necessary or appropriate to perfect the security interest granted hereunder. Prior to the maturity (if any) of any Pledged Collateral held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality, and substance to the original Pledged Collateral in which the proceeds of the Pledged Collateral can be reinvested on maturity. Upon maturity of the Pledged Collateral in accordance with its terms, or in the event the Pledged Collateral otherwise becomes payable during the term of this Agreement, such maturing Pledged Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by the Bank until such time as an agreement as to the security replacing the original Pledged Collateral can be reached. Bank may retain any such successor collateral and the proceeds therefrom as Pledged Collateral in accordance with the terms of this Agreement.

(b) Upon Borrower’s consummation of the Equity Event (provided no Event of Default has occurred and is continuing), the Pledged Collateral shall be released by Bank and this Section 4.4 will be of no further force or effect.

(c) Upon indefeasible payment in full of all outstanding Obligations with respect to the Term Loan, the Pledged Collateral shall be released by Bank and this Section 4.4 will be of no further force or effect. Notwithstanding anything in this Section 4.4 to the contrary, the Pledged Collateral may be used to pay down the Term Loan, provided that all outstanding Obligations with respect to the Term Loan are paid in full at such time.”

3. Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Equity Event. Borrower shall consummate the Equity Event by no later than September 30, 2009.”

4. All references in the Loan Documents (except the Warrant) to Bank’s address at 75 East Trimble Road, M/C 4770, San Jose, California 95131, Attn: Manager shall mean and refer to 39200 Six Mile Road, M/C 7578, Livonia, Michigan 48152, Attn: National Documentation Services. The reference in the Warrant to Bank’s address(es) shall mean and refer to Comerica Ventures Incorporated, Attn: Warrant Administrator, 1717 Main Street, 5th Floor, MC 6406, Dallas, Texas 75201, Facsimile No. (214) 462-4459.

5. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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